EXHIBIT 10.2

AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

THIS AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (this “Amendment”), dated as of October 17, 2012, is made by and among EMISPHERE TECHNOLOGIES, INC., as grantor (together with each other grantor party to the Security Agreement (as defined below), “Grantor”) and MHR INSTITUTIONAL PARTNERS IIA LP, as secured party on behalf of the Lenders (as defined in the Security Agreement described below) and the 2012 Bridge Lenders (as hereinafter defined) (“Secured Party”). All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Security Agreement (as defined below).

WHEREAS, Grantor and Secured Party entered into that certain Pledge and Security Agreement, dated as of September 26, 2005 (as previously amended by that certain Amendment to Pledge and Security Agreement dated as of July 29, 2010 (the “2010 Amendment”), as so amended, the “Security Agreement”) and as amended by this Amendment, the “Amended Security Agreement”), pursuant to which Grantor granted in favor of Secured Party a first priority security interest in and lien upon all of Grantor’s right, title and interest in and to the Collateral in order to secure the Secured Loan and the Convertible Note;

WHEREAS, pursuant to the 2010 Amendment, the Grantor and Secured Party agreed to certain amendments to the Security Agreement in connection with the incurrence of the Bridge Loan from the Bridge Lenders pursuant to the Bridge Note.

WHEREAS, the Grantor has repaid the Bridge Loan in full;

WHEREAS, in addition to the amounts advanced to Grantor as the Secured Loan (which has been exchanged into the Convertible Note) and as the Bridge Loan (which has been repaid), Secured Party, MHR Institutional Partners II LP, MHR Capital Partners Master Account LP and MHR Capital Partners (100) LP (collectively, together with their successors and assigns, the “2012 Bridge Lenders”) have agreed, subject to the terms and conditions set forth in the 2012 Bridge Note (as hereinafter defined) to advance to Grantor an aggregate principal amount equal to $1,400,000 (the “2012 Bridge Loan”) in installments on certain dates (including the date hereof) set forth in the 2012 Bridge Note (as hereinafter defined) and Grantor has agreed to issue to the 2012 Bridge Lenders a senior secured promissory note in the amount of $1,400,000 (the “2012 Bridge Note”);

WHEREAS, it is a condition to the 2012 Bridge Lenders’ agreement to make the 2012 Bridge Loan to Grantor that Grantor grant in favor of Secured Party a first priority security interest in and lien upon all of Grantor’s right, title and interest in and to the Collateral in order to secure the 2012 Bridge Loan;

WHEREAS, in connection with the foregoing, Grantor has requested that Secured Party agree to certain amendments to the Security Agreement to, among other things, include the 2012 Bridge Loan as an Obligation secured by the Security Agreement and the 2012 Bridge Lenders as beneficiaries of the Security Agreement, each as more particularly set forth herein; and

WHEREAS, Secured Party is willing to agree to such amendments as more fully set forth herein, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

I. Amendments to the Security Agreement.

A. Section 1.1 of the Security Agreement is hereby amended by deleting the text of the definition of “Lenders” in its entirety and, in lieu thereof, inserting the following:

“ ‘Lenders’ means the Lender, as defined in the Loan Agreement, the 2012 Bridge Lenders, and, in each case, their respective successors and assigns.”

B. Section 1.1 of the Security Agreement is hereby amended by deleting the text of the definition of “Obligations” in its entirety and, in lieu thereof, inserting the following:

“ ‘Obligations’ shall mean all present and future obligations and liabilities of each of the Grantors to the Secured Party and each of the Lenders under this Agreement and the Loan Documents, including, without limitation, principal of and interest on the Secured Loan, the Convertible Note (as applicable) and the 2012 Bridge Loan, and any and all fees, expenses, indemnities, premiums and any other sum chargeable to the Grantors under this Agreement or any of the other Loan Documents, including, without limitation, interest accruing at the specified rate (including any default rate of interest) after the filing of a petition or commencement of a case by or with respect to the Grantors seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed or allowable in such proceeding, whether due or to become due, secured or unsecured, direct or indirect, absolute or contingent, joint or several, and howsoever or whensoever incurred by each of the Grantors or acquired by the Secured Party or each of the Lenders; and in each case with respect to the foregoing, all such liabilities and obligations that, but of the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and all fees, costs and expenses payable by such Grantor under this Agreement.”

C. Section 1.1 of the Security Agreement is hereby amended by deleting the definitions of the terms “Bridge Lenders”, “Bridge Loan” , “Bridge Loan Excluded Collateral” and “Bridge Note” appearing therein.

D. Section 1.1 of the Security Agreement is hereby further amended by inserting the following new defined terms in the appropriate alphabetical order:

“ ‘2012 Amendment’ means that certain Amendment to Pledge and Security Agreement dated as of October 17, 2012 by and among Grantor and Secured Party.

“ ‘2012 Amendment Effective Date’ means the date on which the 2012 Amendment becomes effective in accordance with its terms.

“ ‘2012 Bridge Lenders’ shall mean the creditors identified in the 2012 Bridge Note and their successors and assigns.”

“ ‘2012 Bridge Loan’ shall mean an original principal amount equal to $1,400,000 advanced to the Grantor by the 2012 Bridge Lenders in two installments.”

“ ‘2012 Bridge Loan Excluded Collateral’ shall mean all Licensed IP as such term is defined in that certain Master Agreement and Amendment by and between Grantor and Novartis Pharma AG dated June 4, 2010 (the “Novartis Master Agreement”).”

“ ‘2012 Bridge Note’ shall mean that certain senior secured promissory note, dated as of October 17, 2012, made by the Grantor in favor of the 2012 Bridge Lenders with respect to the 2012 Bridge Loan.”

“ ‘MHR License Agreement’ shall have the definition set forth in the Novartis Master Agreement.

“ ‘Non-Disturbance Agreement’ shall have the definition set forth in the Novartis Master Agreement.

“ ‘Previous Agreements’ means the Oral CT Agreements, the Oral hGH Agreement and the Oral PTH Agreement, in each case, as such terms are defined in the Novartis Master Agreement.”

E. The Security Agreement is hereby amended by deleting all references to “Bridge Lenders”, “Bridge Loan”, “Bridge Loan Excluded Collateral” and “Bridge Note” appearing therein and replacing them with references to “2012 Bridge Lenders”, “2012 Bridge Loan”, “2012 Bridge Loan Excluded Collateral” and “2012 Bridge Note”, respectively.

F. Section 1.3 of the Security Agreement is hereby amended by deleting clauses (ii) and (iii) thereof in their entirety and, in lieu thereof, inserting the following: “(ii) references herein to “Loan Documents” shall be deemed to refer to the Loan Documents referred to in the Convertible Note and shall be deemed to include the 2012 Bridge Note and (iii) references herein to the term “Lenders” shall be deemed to refer to the holders of the Convertible Note and the 2012 Bridge Lenders (and their respective successors and assigns)”.

G. Section 2.4 of the Security Agreement is hereby amended and restated in its entirety as follows:

“2012 Bridge Loan Excluded Collateral. Notwithstanding anything to the contrary contained in this Article 2, no Lien is or shall be created in connection with the 2012 Bridge Loan in favor of the Secured Party in any Grantor’s right, title and interest in any 2012 Bridge Loan Excluded Collateral, provided that, upon the earliest to occur of (i) the termination of all of the Previous Agreements, (ii) the termination of Section 7.4(b) of the Novartis Master Agreement and (iii) the completion of the actions contemplated by the first sentence of Section 4.13 hereof, such 2012

Bridge Loan Excluded Collateral shall nevertheless be considered Collateral for all purposes herein, including that the Secured Party will be deemed to have, and at all times from and after the date hereof to have had, a security interest in such 2012 Bridge Loan Excluded Collateral, as the case may be, and all representations and warranties hereunder shall be deemed to have been made with regard to all such 2012 Bridge Loan Excluded Collateral. It is understood and agreed that nothing herein shall, or shall be construed to, affect the security interest already created pursuant to the Security Agreement prior to the 2012 Amendment Effective Date that secures obligations under this Agreement, the Secured Loan, the Loan Agreement and the Convertible Note, which security interest shall remain unchanged and unmodified in all respects and shall continue in full force and effect.”

H. Article 4 of the Security Agreement is hereby amended by inserting the following new Section 4.13:

“2012 Bridge Loan Excluded Collateral Further Assurances. Grantor agrees that, upon Secured Party’s request, Grantor will promptly take all such actions as contemplated under the terms of Section 7.4(b) of the Novartis Master Agreement to grant a Lien in connection with the 2012 Bridge Loan in favor of the Secured Party in all of such Grantor’s right, title and interest in the 2012 Bridge Loan Excluded Collateral. Notwithstanding anything to the contrary in this Agreement, it is acknowledged and agreed that any Lien granted in favor of the Secured Party in accordance with this Section 4.13 may be subject to and subordinate to the rights of the Secured Party and Novartis Pharma AG under the Non-Disturbance Agreement (including the MHR License Agreement attached thereto), the Novartis Master Agreement and the Previous Agreements.”

I. Section 8.1 of the Security Agreement is hereby amended by deleting the phrase “Article 13 of the Loan Agreement, and such Article 13 is incorporated by reference herein” contained therein and, in lieu thereof, inserting the phrase “Article 13 of the Loan Agreement and Section 5 of the 2012 Bridge Note, and such Article 13 and Section 5 are each incorporated by reference herein.”

J. The Grantor and the Secured Party hereby agree and acknowledge their respective intentions that, except for the 2012 Bridge Loan Excluded Collateral, the 2012 Bridge Lenders shall have the same rights and interests under the Amended Security Agreement as the lenders under the Loan Agreement. The Grantor and the Secured Party further agree that the Grantor shall, if so requested by the 2012 Bridge Loan Lenders, take all reasonable actions necessary to give effect to the preceding sentence and the intent of the parties with respect thereto.

II. Effectiveness. This Amendment shall become effective upon (a) receipt by Secured Party of originally executed counterparts hereof by Grantor and Secured Party, (b) receipt by Secured Party of an originally executed copy of the 2012 Bridge Note from Grantor, (c) receipt by Secured Party of originally executed counterparts of a written consent (the “Lender Consent”) by Grantor and the holders of the Convertible Note with respect to the 2012 Bridge Loan and (d) receipt by Secured Party of any and all agreements, schedules and other documents or instruments with respect to the 2012 Bridge Loan as may be reasonably requested by Secured Party, in each case, such agreements, schedules, documents and instruments to be satisfactory to Secured Party in all respects.

III. Representations and Warranties. To induce Secured Party to enter into this Amendment, Grantor does hereby represent and warrant to Secured Party, as to itself, that as of the date hereof:

A. after giving effect to the amendments to the Security Agreement set forth herein and the terms and conditions of the Lender Consent, there exists no Default or Event of Default under the Amended Security Agreement or any of the other Loan Documents (other than the Events of Default resulting from Grantor’s failure (i) to pay principal and interest under the Convertible Note on September 26, 2012 as required under the Loan Documents and (ii) to pay principal under those certain promissory notes in the aggregate principal amount of $600,000 issued on June 8, 2010 by Grantor to MHR Fund Management LLC or one of its affiliated funds on September 26, 2012 as required by such promissory notes (the “Payment Default”));

B. Grantor has the power and authority and has taken all the necessary action to authorize the execution, delivery and performance of this Amendment and the issuance to Secured Party of the 2012 Bridge Note;

C. this Amendment has been duly executed and delivered by a duly authorized officer of Grantor, and this Amendment and the Amended Security Agreement are the legal, valid and binding obligation of Grantor enforceable against Grantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general principles of equity; and

D. the execution, delivery and performance of this Amendment in accordance with the terms hereof do not and will not, with the passage of time, the giving of notice or otherwise: (i) require any consent, approval, authorization, permit or license, governmental or otherwise which has not already been obtained or is not in full force and effect or violate any applicable law relating to Grantor; or (ii) conflict with, result in a breach of or constitute a default under (A) the articles or certificate of incorporation or bylaws, operating agreement or the partnership agreement, as the case may be, of Grantor, (B) any indenture, material agreement or other material instrument to which Grantor is a party or by which any of its properties may be bound, or (C) any material licenses of Grantor.

IV. General. This Amendment:

A. shall be deemed to be a Loan Document;

B. embodies the entire understanding and agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral or written; and

C. may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by electronic transmission shall be equally effective as delivery of a manually executed counterpart to this Amendment.

V. Effect on Security Agreement and Loan Documents.

A. Except as specifically amended by this Amendment, the Security Agreement shall remain in full force and effect and is hereby ratified and confirmed.

B. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of or of any prior or existing Default or Event of Default under (including, without limitation, the Payment Default), or operate as a waiver of any right, power or remedy of Secured Party or any Lender under the Security Agreement or any Loan Document (including, without limitation, the Convertible Note). Secured Party on behalf of itself and the other Lenders hereby reserves all of its rights under the Loan Documents (including, without limitation, the Convertible Note), at law and in equity in connection with the Payment Default or any other Defaults or Events of Default.

VI. No Course of Dealing or Performance. Grantor acknowledges and agrees that the execution, delivery and performance of this Amendment by Secured Party does not and shall not create (nor shall Grantor rely upon the existence of or claim or assert that there exists) any obligation of Secured Party to consider or agree to any other amendment of or consent with respect to any of the Loan Documents, or any other instrument or agreement to which Secured Party is a party (collectively an “Amendment or Consent”), and in the event that Secured Party subsequently agrees to consider any requested Amendment or Consent, neither the existence of this Amendment, nor any other conduct of Secured Party related hereto, shall be of any force or effect on Secured Party’s consideration or decision with respect to any such requested Amendment or Consent, and Secured Party shall not have any obligation whatsoever to consider or agree to any such Amendment or Consent.

VII. Fees and Expenses. Grantor hereby acknowledges and agrees that all fees and expenses incurred by Secured Party, including, without limitation, those related to the preparation, arrangement, negotiation, documentation, syndication, closing and administration of the transactions contemplated by this Amendment, whether or not such transactions are consummated, shall be for the account of Grantor; provided that such fees and expenses shall only be payable upon the consummation of an Equity Financing (as defined in the 2012 Bridge Note).

VIII. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

IX. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

EMISPHERE TECHNOLOGIES, INC.

By	/s/ Michael R. Garone
Name: Michael R. Garone
Title: Chief Financial Officer

MHR INSTITUTIONAL PARTNERS IIA LP,

By:	MHR Institutional Advisors II LLC,
its general partner

By	/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory